Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of XTI Aerospace, Inc. (f/k/a Inpixon) Forms S-3 [File No. 333-276905]; [File No. 333-256827]; Forms S-1 [File No. 333-276175]; [File No. 333-272904]; [File No. 333-233763]; [File No. 333-232448]; Forms S-8 [File No. 333-276335]; [File No. 333-261282]; [File No. 333-256831]; [File No. 333- 237659]; [File No. 333-234458]; [File No. 333-230965]; [File No. 333-229374]; [File No. 333-224506]; [File No. 333-216295]; and [File No. 333-195655] of our report dated April 16, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of XTI Aerospace Inc. and subsidiaries (f/k/a Inpixon) as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 16, 2024